                                                                   EXHIBIT 10.11

                                    @POS.com

                           WARRANT PURCHASE AGREEMENT

      THIS AGREEMENT is made as of September 30, 1999, by and between @POS.com, a Delaware corporation (the "Company"), and American Express Travel Related Services Company, Inc. ("Purchaser").

      In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

SECTION 1. AUTHORIZATION AND SALE OF THE SECURITIES.

      1.1 AUTHORIZATION. The Company has, or before the Closing (as hereinafter deemed) will have, authorized the sale and issuance of a warrant (the "Warrant") to purchase 400,000 shares of its Common Stock (the "Shares") in the form attached hereto as Exhibit A.

      1.2 ISSUANCE OF THE WARRANT. Subject to the terms and conditions hereof and in reliance upon the representations and agreements contained herein, at the Closing, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company the Warrant, in exchange for the sum of $100.

SECTION 2. CLOSING DATE; DELIVERY

      2.1 CLOSING. The closing for the issuance of the Warrant hereunder (the "Closing") shall be held at the offices of the Purchaser, on September 30, 1999, at 10:00 a.m., or at such other time and place as the Company and Purchaser mutually agree (such date is hereinafter referred to as the "Closing Date").

      2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver the Warrant to Purchaser.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Purchaser as follows:

      3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a material adverse effect on the Company's business. The Company has delivered to Purchaser copies of its Amended and Restated Certificate of Incorporation ("Amended Certificate") and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

      3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement and any other agreement contemplated hereby, to sell and issue the Warrant, to sell and issue the Shares upon exercise of the Warrant upon the terms of the Warrant, and to carry out and perform its obligations under the terms of this Agreement and any other agreement contemplated hereby or thereby.

     3.3 AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, sale and issuance of the Warrant and the Shares, and the performance of the Company's obligations hereunder, under the Warrant and under each of the other agreements contemplated hereby. This Agreement and the Warrant and the other agreements contemplated hereby and thereby are valid and binding obligations of the Company, enforceable in accordance with their respective terms. The Shares, when issued in compliance with the provisions of the Warrant and this Agreement will be validly issued and will be fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, claims, liens, encumbrances and restrictions created by the Company.

     3.4 DULY AUTHORIZED. The Shares have been duly authorized and reserved for issuance by the Company upon exercise of the Warrant.

     3.5 NO INCONSISTENCY. The execution and delivery of this Agreement and the Warrant are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms hereof will not be inconsistent with the Restated Certificate or the Company's Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     3.6 NO SUITS. There are not actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement or the Warrant.

     3.7 REPRESENTATIONS AND WARRANTIES IN SEC FILINGS. The representations and warranties of the Company contained in the Company's Form 10-K for the year ended December 31, 1998, and in its Form 10-Q for the quarter ended March 31, 1999 and June 30, 1999, are true, correct and complete.

     3.8 DISCLOSURE. Neither this Agreement nor any schedule hereto, nor any written disclosure document furnished by or on behalf of the Company to Purchaser or counsel to Purchaser in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.     PURCHASER REPRESENTATION

     Purchaser hereby represents and warrants only to the Company with respect to this purchase as follows:

     4.1 AUTHORIZATION. Purchaser has all the requisite power and is duly authorized to exercise and deliver this Agreement and the Warrant and each other agreement contemplated hereby and thereby and has taken all necessary action to consummate the transactions contemplated hereby and thereby. This Agreement and the Warrant and each other agreement contemplated hereby and thereby have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchase, enforceable in accordance with their respective terms.

     4.2 EXPERIENCE. Purchaser is experienced in evaluating and investing in high technology companies such as the Company and is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

SECTION 5.     CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING

     Purchaser's obligations to purchase the Warrant at the Closing are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 5 to the extent not waived by Purchaser.

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 OPINION OF THE COMPANY'S COUNSEL. At the Closing Purchaser shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, a favorable opinion addressed to it, dated the Closing Date, in the form attached hereto as Exhibit B.

     5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and
5.2 of this Agreement.

     5.5 PROCEEDINGS AND DATE. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

     5.6 DUE DILIGENCE. The Purchaser shall have been satisfied, in its sole discretion, as to its due diligence investigation of the Company.

     5.7 PILOT PROGRAM AGREEMENT. The Pilot Program Agreement, in the form of Exhibit C, shall have been executed and delivered by all parties who are signatories thereto.

SECTION 6.     CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING

     The Company's obligation to sell the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions to the extent not waived by the Company:

     6.1  REPRESENTATIONS CORRECT. The representations made by Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

SECTION 7.     COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     7.1 UPDATING. If Purchaser decides to exercise the Warrant in full and decides that, in connection with such exercise, Purchaser desires to receive an updated set of the representations and warranties in Section 3 hereof, and an updated opinion of counsel in the form of Exhibit B, then at least fourteen
(14) days prior to Purchaser's planned exercise, Purchaser shall notify the Company in writing of its election to exercise the Warrant subject to approving the updated representations warranties and opinion, as well as its desire to receive such updates and the planned date of such exercise. Upon receipt of such notice, the Company shall prepare or cause to be prepared such updates and deliver proposed final drafts thereof to Purchaser at least seven (7) days prior to the planned date of exercise.

     7.2 BOARD OBSERVATION RIGHTS. In the event Purchaser exercises Tranche 2, Tranche 3 or Tranche 4 of the Warrant (as defined in Section 1 of the Warrant), then Purchaser shall have the following rights:

          (a) The Company shall give a representative of Purchaser copies of all notices, minutes, consents, and other material that it provides to its directors at or about the same time as delivered to the directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information. The representative of the Purchaser shall have the right to attend in a non-voting observer status all meetings of the Board of Directors of the Company and all meetings of any material nature of the committees of the Board.

          (b) The rights described herein shall terminate and be of no further force or effect at such time as Purchaser or its affiliates hold less than 100,000 shares of Common Stock of the Company as adjusted for stock splits, stock dividends, and the like, or fourteen (14) months from the date of this Agreement, whichever is earlier.

     7.3 BOARD SEAT. In the event that the Purchaser exercises at least two Tranches referenced in Section 1 of the Warrant (other than Tranche 1), then Purchaser shall have the right to appoint one member to the Company's Board of Directors, and the Company shall take all steps required to procedurally effect such election. This Board seat right shall be effective for at least 14 months after Purchaser's designee has become a Board member.

     7.4 NO DUTY. The Company and the Purchaser each acknowledge and agree that neither party nor any of their affiliates shall have a duty to refrain from any of the following: (a) engaging in the same or similar activities or lines of business as the other party, (b) doing business with any client or customer of the other party, (c) investing in or developing relationships with other persons or entities in the same or similar businesses as that of the other party, and (d) pursuing opportunities or transactions that may be of interest to the other party. In the event that either party or any officer, director, employee or affiliate of either party acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Purchaser and the Company, neither party nor its officers, directors, employees or affiliates shall have any duty or obligation to communicate or offer such corporate opportunity to the other party, and neither party nor its officers, directors, employees or affiliates shall be liable to the other party or its stockholders for breach of any fiduciary duty, as a stockholder or otherwise, by reason of the fact that such party or its officers, directors or affiliates pursue or acquire such opportunity for itself or themselves, directs such corporate opportunity to another person or entity, or does not communicate such corporate opportunity or information regarding such corporate opportunity to the other party. The Company also acknowledges that Purchaser's observer on the Board will be sharing information concerning the Company with other employees and officers of Purchaser in connection with Purchaser's investment in and other business activities with the Company, if the Board observation right provision in Section 7.2 is exercised by Purchaser.

     7.5 TREATMENT OF WARRANT. The parties and their affiliates will not treat or report for any purpose the Warrant or the Shares obtained upon exercise of the Warrant as being or having been granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered. The parties and their affiliates also will not take any position inconsistent with the foregoing undertaking. If the Company or any affiliate receives an inquiry from a taxing authority as to the Warrant or the Shares obtained upon exercise of the Warrant, the Company shall promptly notify the Purchaser of the same and shall respond thereto in accordance with the Purchaser's reasonable specifications.

SECTION 8. RIGHT OF FIRST REFUSAL

     8.1 FIRST REFUSAL. Subject to Section 8.4, before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell five percent (5%) of such securities (the "Offered Securities") to Purchaser, at a price and on such other terms as shall have been specified by the Company in a written notice delivered to the Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 21 days from the notice of the Offer.

      8.2 NOTICE OF ACCEPTANCE. Notice of Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 8.1 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 21 day period of such Offer, setting forth the number of shares or securities such Purchaser elects to purchase. The closing of the purchase shall occur simultaneously with the purchase of the other securities to be sold by the Company.

      8.3 TERMINATION. The rights of the Purchaser under this Section 8 shall terminate two (2) years after the date hereof.

      8.4 EXCEPTION. The rights of the Purchaser under this Section 8 shall not apply to:

            (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision of shares of Common Stock;

            (b) options for Common Stock of the Company issued to directors, officers, employees or consultants of the Company pursuant to any stock option plan, employee stock ownership plan, employee benefit plan, stock plan, or such other options, arrangements, agreements or plans intended principally as a means of providing compensation or incentive compensation for employment or services, approved by the Board of Directors of the Company; or

            (c) Securities issued in connection with an acquisition by the Company; or

            (d) Securities issued in connection with any public offering of securities.

SECTION 9. MISCELLANEOUS

      9.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts between New York residents entered into and to be performed entirely within the State of New York, without regard to conflicts of law principles.

      9.2 SURVIVAL. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation by Purchaser or the Company and shall survive the closing of the transactions contemplated hereby.

      9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties thereto.

      9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Warrant may be amended and the observance of any term of this Agreement or the Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchaser.

     9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective three (3) business days after mailed by first-class mail, three (3) business days after mailed paid registered or certified mail, return receipt requested, one (1) business day after mailed overnight express mail, the day of transmission of a facsimile (provided such facsimile was confirmed telephonically on the date of transmission), or upon delivery if delivered by hand or by messenger or a courier delivery service, addressed (a) if to Purchaser, at the address set forth below Purchaser's name on the signature page to this Agreement or at such other address as Purchaser shall have furnished to the Company in writing, or
(b) if to the Company, at the address set forth below the Company's name on the signature page to this Agreement or at such other address as the Company shall have furnished to Purchaser in writing.

     9.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of the Warrant upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 EXPENSES. The Company, payable by wire transfer upon exercise of Tranche I as referred to in Section 1(a) of the Warrant, shall pay to counsel to Purchaser the sum of $26,000 for legal related expenses incurred in connection with this transaction.

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.9 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.10 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, loses or expenses incurred by such other party as a result of any such fee or commission payable by such indemnifying party.

     9.11 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     The foregoing Agreement is hereby executed as of the date first above written.


                                   @POS.com


                                        By: /s/ DAVID M. LICURSE
                                           ------------------------------------

                                        Title: CFO & V.P. Operations
                                              ---------------------------------

                                   Address:
                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------


                                   AMERICAN EXPRESS TRAVEL RELATED SERVICES
                                   COMPANY, INC.


                                        By: /s/ [Signature Illegible]
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                   Address:
                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                   Exhibit A

                                    Warrant

                                    @POS.com

                           WARRANT TO PURCHASE SHARES
                                OF COMMON STOCK

     THIS CERTIFIES THAT, for values received, American Express Travel Related Services Company, Inc. and its permitted assignees are entitled to subscribe for and purchase 400,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 5 hereof, the "Shares") of @POS.com (the "Company"), at the price and terms set forth below. As used herein, the term "Date of Grant" shall mean the Date of Grant listed on the signature page hereof.

     1.   Amount of Shares, Exercise Price and Terms:

          (a) This Warrant is exercisable in four branches, for the following amounts, Exercise Price and terms:

TRANCHE        NUMBER OF SHARES         EXERCISE PRICE PER SHARE      LAST DAY TO EXERCISE WITH RESPECT
-------        ----------------         ------------------------      TO THESE SHARES (EAST COAST TIME)
                                                                      ---------------------------------
Tranche 1      100,000                  $6.00                         Midnight, February 16, 2000

Tranche 2      100,000                  $7.50                         Midnight, August 16, 2000

Tranche 3      100,000                  $8.50                         Midnight, February 15, 2001

Tranche 4      100,000                  $13.50                        Midnight, August 15, 2001

          (b) The Shares shall be registered under the Securities Act of 1933 and under state securities laws if necessary, so the Shares shall be freely tradable without restriction.

          (c) If fully exercised with respect to all tranches, the amounts set forth in Section 1 represent a number of shares equal to 4.54% of the Company's outstanding capitalization (on a fully diluted basis) post exercise of this Warrant.

     2. Warrant Price. The price at which this Warrant may be exercised shall be as set forth in Section 1, and such other price as shall result, from time to time, from the adjustments specified in Section 5 hereof is herein referred to as the "Warrant Price" or "Warrant Prices".

     3.   Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time (provided, however, that all shares of a particular tranche must be exercised if the holder hereof desires to obtain shares of the particular tranche), at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, by wire transfer to an account designated by the Company (a "Wire Transfer"), or by the cancellation by the holder hereof of indebtedness or other obligations of the Company to such holder of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (c) exercise of the right provided for in Section 10 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof by the Company at the Company's expense as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant and from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on exercise of this Warrant.

     5. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Prices shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification of Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reclassification, change or merger if this Warrant had been exercised immediately before such reclassification, change or merger, all subject to further adjustment as provided in this Section
5. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 5 and, in the case of a new Warrant issuable after the amendment of the terms of the anti-dilution protection of the Common Stock, shall provide for anti-dilution protection that shall be as nearly equivalent as may be practicable to the anti-dilution provisions applicable to the Common Stock on the Date of Grant. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (e) Rights. The rights applicable to the Shares of Common Stock purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which has been supplied to the holder of this Warrant (the "Charter"). The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

     6. Notification of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Common Stock shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Common Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

     7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     8. Rights as Stockholders' Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of this Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     9. Mergers. The Company shall provide the holder of this Warrant with at least thirty (30) days' notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. The Company will cooperate with the holder in arranging the sale of this Warrant with any such transaction.

     10.  Right to Convert Warrant into Stock; Net Issuance.

          (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration)
(X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

     Examples as a formula, such conversion shall be computed as follows:

          X =   B - A
                -----
                  Y

          Where: X = the number of shares of Common Stock that may be issued to holder

                 Y = the fair market value (FMV) of one share of Common Stock

                 A = the aggregate Warrant Price (i.e., Converted Warrant
                     Shares x Warrant Price)

                 B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

     (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

     (c) Determination of Fair Market Value. For purposes of this Section 10, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible;

          (ii) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Common Stock shall be deemed to be such fair market value of the

      Common Stock multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible; and

            (iii) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

      11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant that the representations and warranties of the Company contained in that certain Warrant Purchase agreement between the Company and the initial holder dated the date hereof are true, complete and correct.

      12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at the address as shown on the books of the Company or to the Company at the address indicated thereof on the signature page of this Warrant.

      14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights. This Warrant is assignable by the holder of this Warrant with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

      15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

      17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, with regard to the conflicts of law principles.

      18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise of conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

      19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

      20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

      22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled

     23. Entire Agreement Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

@POS.com


By /s/ DAVID M. LICURSE
  ----------------------------------
Title CFO & V.P. Operations
      ------------------------------
Address:
        ----------------------------

        ----------------------------

        ----------------------------

Date of Grant:
              ----------------------

                                   EXHIBIT 1
                               NOTICE OF EXERCISE

To: @POS.com

     1. The undersigned hereby:

          (a) elects to purchase __________shares of Common Stock of @POS.com pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or


          (b) elects to exercise its net issuance rights pursuant to Section 10 of the attached Warrant with respect to ____ shares of Common Stock.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                                                       -----------------------
                                                               (Name)

                                                       -----------------------

                                                       -----------------------
                                                              (Address)
-----------------------
    (Signature)

-----------------------
      (Date)

                                   Exhibit B

                           Opinion of Company Counsel

     The opinion of Company counsel shall be in form and substance acceptable to Purchaser, and shall cover the following matters:

     1.  The Company is duly organized, validly existing and in good standing.

     2. The Warrant Agreement and the Warrant have been duly authorized, executed and delivered and are valid, binding and enforceable obligations of the Company, subject to standard enforceability exceptions.

     3. That the shares obtainable upon exercise of the Warrant have been reserved for issuance, and upon exercise of the Warrant in accordance with its terms, the shares will be duly authorized, validly existing, non-assessable and free of any liens, encumbrances or restrictions on transfer.

     4.  Such other opinions as are customary for transactions of this nature.

                                   Exhibit C

                            Pilot Program Agreement


                                      C-1